UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2011

SRS LABS, INC.

 (Exact Name of registrant as specified in its charter)

Delaware	0-21123	33-0714264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2909 Daimler Street Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 442-1070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)   SRS Labs, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) on June 20, 2011.

(b)   Proposal 1:  At the Annual Meeting, the Company’s stockholders elected Thomas C.K. Yuen and Sam Yau as the Class III directors to the Board of Directors to serve a three year term expiring at the 2014 Annual Meeting of Stockholders or until his successor is elected and qualified.  Mr. Yuen and Mr. Yau received affirmative votes from more than a majority of the votes cast.  The vote for each of the directors was as follows:

Nominee	Votes For	Votes Withheld
Thomas C.K. Yuen	10,145,498	653,388
Sam Yau	8,391,614	2,407,272

Proposal 2:  At the Annual Meeting, the Company’s stockholders approved an amendment to the SRS Labs, Inc. 2006 Stock Incentive Plan to increase the number of shares of Company’s common stock available for issuance thereunder by 750,000 shares.  The tabulation of votes was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,876,886	3,893,040	28,960	3,476,558

Proposal 3:  At the Annual Meeting, the stockholders also voted to ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.  The tabulation of votes was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,118,883	618,153	468,408	N/A

Proposal 4:  At the Annual Meeting, the stockholders also approved the compensation of SRS’ named executive officers, as described in the proxy statement for the Annual Meeting.  The tabulation of votes was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,653,244	687,396	458,246	3,476,558

Proposal 5:  At the Annual Meeting, the stockholders also approved an annual vote on the frequency of conducting future advisory votes on executive compensation.  The tabulation of votes was as follows:

Votes For One Year Frequency	Votes For Two Years Frequency	Votes For Three Years Frequency	Abstentions	Broker Non-Votes
9,984,526	108,536	693,626	12,198	3,476,558

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SRS LABS, INC.,
a Delaware corporation

Date: June 20, 2011
	By:	/S/ THOMAS C.K. YUEN
Thomas C.K. Yuen
Chairman of the Board and Chief Executive Officer